Exhibit 99.1
Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution
     The expenses in connection with the issuance and distribution by (i) Hovnanian Enterprises, Inc. (“Hovnanian”) of 13,512,500 shares (the “Shares”) of Class A Common Stock, par value $.01 per share, including 1,762,500 Shares issued by Hovnanian pursuant to the over-allotment option granted to the underwriters, (ii) K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of Hovnanian (“K. Hovnanian”), of $155,000,000 aggregate principal amount of 11 7/8% Senior Notes due 2015 (the “Senior Notes”), and (iii) Hovnanian and K. Hovnanian of 3,450,000 7.25% Tangible Equity Units (the “Units”), including 450,000 Units issued by Hovnanian and K. Hovnanian pursuant to the over-allotment option granted to the underwriters, in each case registered pursuant to Hovnanian’s and K. Hovnanian’s Registration Statement on Form S-3 (File No. 333-171349) initially filed on December 22, 2010, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee. All of such expenses are being borne by Hovnanian.

Total
Securities and Exchange Commission Registration Fee(1)	$35,650
Trustee’s and Transfer Agent’s Fees and Expenses	20,500
Legal fees and expenses	1,200,000
Accounting fees and expenses	225,000
Printing and duplicating expenses	167,500
Miscellaneous expenses (2)	171,350

Total	$1,820,000

(1)	Registration fee payable in connection with the registration of an indeterminate amount of securities with an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies pursuant to the Registration Statement.

(2)	Includes, among other expenses, rating agency fees of $150,000 and listing fees of $20,000 payable in connection with the listing of the Units on the New York Stock Exchange.